UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 28, 2022

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
12500 TI BOULEVARD
DALLAS, TEXAS 75243
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.  Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders held on April 28, 2022, the stockholders elected the Board of Directors of Texas Instruments Incorporated and voted upon the proposals contained within our Proxy Statement dated March 15, 2022.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes
Mark A. Blinn	733,411,007	11,597,137	1,621,600	66,809,688
Todd M. Bluedorn	737,107,310	7,887,090	1,635,344	66,809,688
Janet F. Clark	737,011,536	8,019,620	1,598,588	66,809,688
Carrie S. Cox	636,298,867	108,723,702	1,607,175	66,809,688
Martin S. Craighead	735,398,001	9,557,130	1,674,613	66,809,688
Jean M. Hobby	740,699,338	4,327,512	1,602,894	66,809,688
Michael D. Hsu	703,632,094	34,103,172	8,894,478	66,809,688
Haviv Ilan	735,092,465	9,887,144	1,650,135	66,809,688
Ronald Kirk	723,184,475	14,470,860	8,974,409	66,809,688
Pamela H. Patsley	636,492,855	108,522,645	1,614,244	66,809,688
Robert E. Sanchez	729,412,422	15,597,125	1,620,197	66,809,688
Richard K. Templeton	697,833,154	45,408,096	3,388,494	66,809,688

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal regarding advisory approval of the company’s executive compensation	621,672,336	123,392,323	1,565,085	66,809,688

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2022	759,222,315	47,002,559	7,214,558	0

Proposal	For	Against	Abstentions	Broker Non-Votes
Stockholder proposal to permit a combined 10% of stockholders to call a special meeting	352,917,545	391,448,191	2,264,008	66,809,688

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 29, 2022	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and
General Counsel